UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 29, 2016

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On July 29, 2016, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), closed the voting period in connection with a proposed amendment to the Company's Articles of Incorporation to effectuate a reverse stock split, for which the Board of Directors solicited votes by written consent (the "Written Consent"). In connection with the Written Consent, the Company's Board of Directors had approved a reverse stock split at a ratio of one (1) new share for each ten (10) old shares of the Company's common stock (the "Reverse Split").  By its terms, the Reverse Split would only reduce the number of outstanding shares of Class A and Class B common stock, and would not correspondingly reduce the number of Class A and Class B common shares authorized for issuance, which remained at 500,000,000 and 100,000,000, respectively.

On June 17, 2016, the Company's Board of Directors has unanimously adopted a resolution to amend the Company's Certificate of Incorporation as amended to date (the "Amendment") to effectuate the Reverse Split as described above, and approving the Amendment and recommending it to the shareholders of the Company for their approval.  In lieu of holding a meeting, the Board of Directors determined to permit the Company's shareholders to vote by written consent.  The Company filed a preliminary proxy statement in connection with the Amendment and the Reverse Split on July 8, 2016, and a Definitive Proxy Statement on July 21, 2016.  The Company mailed the Definitive Proxy Statement to all of its shareholders beginning on July 21, 2016.  The period for providing written consents ran from the date of the filing of the Definitive Proxy Statement through July 29, 2016.

The record date for voting on the Amendment was June 28, 2016. As of the record date, the Company had 207,377,766  shares of Class A Common Stock,  par value $0.0001, issued and outstanding and 16,000,000 shares of Class B Common Stock, par value par value $0.0001,  issued and outstanding.  The Class B Common Stock votes with the Company's Class A Common Stock. Pursuant to the terms of the Company's Certificate of Incorporation as amended to date, the holders of the outstanding Series B Preferred Stock were entitled to a total of 160,000,000 votes on the Amendment, for a total voting power of 367,377,766 total votes entitled to be cast on the proposal.

The votes cast on the Amendment were as follows:

Class A Votes For	103,050,321
Class A Votes Against	370,000
Class A Votes Abstaining	0
Class B Votes For	160,000,000
Class B Votes Against	0
Class B Votes Abstaining	0
Total Votes Cast For	263,050,321
Total Votes Cast Against	370,000
Total Votes Abstaining	0

Approximately 71.70% of the total outstanding votes entitled to be cast on the Amendment were voted, both FOR, AGAINST, and ABSTAIN, and of the shares of Class A and Class B common stock voted, approximately 99.86% of the votes were cast in favor of the Amendment.

The Company's Board of Directors plans to take required steps to file the Certificate of Amendment with the Secretary of State of Delaware, and to take other actions necessary to effectuate the Reverse Split as described in the Company's Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)

 Date: August 2, 2016